UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 12, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On November 12, 2015, Extreme Networks, Inc. (the "Company") held its annual meeting of stockholders (the “Annual Meeting”).

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting:

Proposal 1 - Election of seven directors for a one-year term:

	For	Withheld	Broker Non-Votes
John H. Kispert	65,018,442	1,381,537	21,118,238
Edward B. Meyercord III	65,208,278	1,191,701	21,118,238
Charles Carinalli	58,605,651	7,794,328	21,118,238
Kathleen M. Holmgren	65,645,807	754,172	21,118,238
Edward H. Kennedy	64,242,762	2,157,217	21,118,238
Raj Khanna	65,642,966	757,013	21,118,238
John C. Shoemaker	64,122,356	2,277,623	21,118,238

Proposal 2 - To approve a non-binding advisory resolution regarding executive compensation:

	For	Against	Abstain	Broker Non-Votes
Votes	49,652,474	14,101,077	2,646,428	21,118,238

Proposal 3 - To ratify the appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks, Inc.'s independent auditors for the fiscal year ending June 30, 2016:

	For	Against	Abstain
Votes	87,005,826	425,723	86,668

Proposal 4 - To ratify Amendment No. 3 of the Company's Amended and Restated Rights Agreement, dated April, 2012, as amended, to extend the term of the Agreement to May 31, 2016:

	For	Against	Abstain	Broker Non-Votes
Votes	61,503,047	4,827,142	69,790	21,118,238

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2015

EXTREME NETWORKS, INC.

By:	/s/ KENNETH AROLA
Kenneth Arola
Executive Vice President, Chief Financial Officer